EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2021-B25 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as General Special Servicer, Situs Holdings, LLC, as Amazon Seattle Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Phillips Point Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Phillips Point Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Phillips Point Mortgage Loan, Citibank, N.A., as Custodian for the Phillips Point Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Phillips Point Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Phillips Point Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the JW Marriott Nashville Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the JW Marriott Nashville Mortgage Loan, Wilmington Trust, National Association, as Trustee for the JW Marriott Nashville Mortgage Loan, Citibank, N.A., as Custodian for the JW Marriott Nashville Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the JW Marriott Nashville Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the JW Marriott Nashville Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Galleria Office Towers Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for The Galleria Office Towers Mortgage Loan prior to March 4, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Galleria Office Towers Mortgage Loan on and after March 4, 2025, Wells Fargo Bank, National Association, as Trustee for The Galleria Office Towers Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Galleria Office Towers Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Galleria Office Towers Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Galleria Office Towers Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 30 Hudson Yards 67 Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 30 Hudson Yards 67 Mortgage Loan prior to March 4, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 30 Hudson Yards 67 Mortgage Loan on and after March 4, 2025, Wells Fargo Bank, National Association, as Trustee for the 30 Hudson Yards 67 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 30 Hudson Yards 67 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 30 Hudson Yards 67 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 30 Hudson Yards 67 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the U.S. Industrial Portfolio VI Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the U.S. Industrial Portfolio VI Mortgage Loan prior to March 4, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the U.S. Industrial Portfolio VI Mortgage Loan on and after March 4, 2025, Wells Fargo Bank, National Association, as Trustee for the U.S. Industrial Portfolio VI Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the U.S. Industrial Portfolio VI Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the U.S. Industrial Portfolio VI Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the U.S. Industrial Portfolio VI Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Boca Office Portfolio Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Boca Office Portfolio Mortgage Loan prior to March 4, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Boca Office Portfolio Mortgage Loan on and after March 4, 2025, Wells Fargo Bank, National Association, as Trustee for the Boca Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Boca Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Boca Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Boca Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 141 Livingston Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 141 Livingston Mortgage Loan prior to March 4, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 141 Livingston Mortgage Loan on and after March 4, 2025, Wells Fargo Bank, National Association, as Trustee for the 141 Livingston Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 141 Livingston Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 141 Livingston Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 141 Livingston Mortgage Loan, KeyBank National Association, as Primary Servicer for the 909 Third Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 909 Third Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 909 Third Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 909 Third Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 909 Third Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the Burlingame Point Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Burlingame Point Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Burlingame Point Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Burlingame Point Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Burlingame Point Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Burlingame Point Mortgage Loan.

Date: March 23, 2026

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)